Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated December 1, 2011
Pricing Supplement to the Prospectus dated June 22, 2011,
the Prospectus Supplement dated June 22, 2011, and the Product Supplement dated November 9, 2011
US$    ●
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty one separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty one offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

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RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0553	Alcoa Inc.	AA		19.00%	75%		3	06366QM46	100%	●% US$●	●% US$●
0554	American Express Company	AXP		11.00%	80%		3	06366QM53	100%	●% US$●	●% US$●
0555	The Boeing Company	BA		9.00%	80%		3	06366QM61	100%	●% US$●	●% US$●
0556	Caterpillar Inc.	CAT		15.00%	80%		3	06366QM79	100%	●% US$●	●% US$●
0557	Citrix Systems, Inc.	CTXS		12.00%	75%		3	06366QM87	100%	●% US$●	●% US$●
0558	Electronic Arts Inc.	ERTS		13.00%	75%		3	06366QM95	100%	●% US$●	●% US$●
0559	Ford Motor Company	F		17.00%	80%		3	06366QN29	100%	●% US$●	●% US$●
* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.
Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about December 30, 2011.

BMO CAPITAL MARKETS

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RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0560	General Electric Company	GE		9.00%	80%		3	06366QN37	100%	●% US$●	●% US$●
0561	International Paper Company	IP		15.00%	80%		3	06366QN45	100%	●% US$●	●% US$●
0562	The St. Joe Company	JOE		15.00%	80%		3	06366QN52	100%	●% US$●	●% US$●
0563	Whole Foods Market, Inc.	WFM		15.00%	80%		3	06366QN60	100%	●% US$●	●% US$●
0564	Yahoo! Inc.	YHOO		16.00%	75%		3	06366QN78	100%	●% US$●	●% US$●
0565	Deere & Company	DE		11.00%	80%		3	06366QN86	100%	●% US$●	●% US$●
0566	Moody's Corporation	MCO		14.00%	75%		3	06366QN94	100%	●% US$●	●% US$●
0567	CBS Corporation	CBS		16.00%	75%		3	06366QP27	100%	●% US$●	●% US$●
0568	Schlumberger Limited	SLB		15.00%	75%		3	06366QP35	100%	●% US$●	●% US$●
0569	Amazon.com, Inc.	AMZN		16.00%	80%		3	06366QP43	100%	●% US$●	●% US$●
0570	The Dow Chemical Company	DOW		15.00%	70%		3	06366QP50	100%	●% US$●	●% US$●
0571	Whirlpool Corporation	WHR		12.00%	75%		3	06366QP68	100%	●% US$●	●% US$●
0572	E. I. du Pont de Nemours and Company	DD		10.00%	80%		3	06366QP76	100%	●% US$●	●% US$●
0573	MercadoLibre, Inc.	MELI		16.00%	75%		3	06366QQ34	100%	●% US$●	●% US$●

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about December 22, 2011

Settlement Date:	On or about December 30, 2011

Valuation Date:	On or about March 23, 2012

Maturity Date:	On or about March 30, 2012

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the last business day of each month beginning on January 31, 2012, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the applicable Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash. Payment of the Physical Delivery Amount and the maturity of the notes may be postponed by up to ten business days under certain circumstances, as set forth in the section of the product supplement, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount.”

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the applicable Valuation Date.

Automatic Redemption:	Not Applicable

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, valuation dates and maturity dates for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated November 9, 2011, the prospectus supplement dated June 22, 2011 and the prospectus dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated November 9, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911003814/f1024111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated November 9, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information. No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.

Alcoa Inc.

Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information of the Common Stock of Alcoa Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	39.12	28.79
	Second Quarter	44.59	33.93
	Third Quarter	34.94	21.38
	Fourth Quarter	21.27	6.85

2009	First Quarter	12.12	5.22
	Second Quarter	12.22	7.60
	Third Quarter	14.47	9.23
	Fourth Quarter	16.34	11.93

2010	First Quarter	17.45	12.73
	Second Quarter	15.03	10.06
	Third Quarter	12.21	10.00
	Fourth Quarter	15.39	11.92

2011	First Quarter	17.65	15.64
	Second Quarter	18.13	14.73
	Third Quarter	16.49	9.57
	Fourth Quarter (through November 29, 2011)	11.57	8.88

American Express Company

American Express Company is a global payment and travel company. The company's principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world. Its common stock is traded on the New York Stock Exchange under the symbol “AXP.”

Historical Information of the Common Stock of American Express Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	51.04	40.04
	Second Quarter	51.33	37.67
	Third Quarter	42.19	32.55
	Fourth Quarter	35.34	17.23

2009	First Quarter	21.07	10.26
	Second Quarter	28.40	14.44
	Third Quarter	35.84	22.27
	Fourth Quarter	41.83	32.46

2010	First Quarter	42.98	36.79
	Second Quarter	48.05	37.71
	Third Quarter	45.43	39.21
	Fourth Quarter	46.37	37.82

2011	First Quarter	46.86	42.36
	Second Quarter	51.82	45.36
	Third Quarter	53.59	42.80
	Fourth Quarter (through November 29, 2011)	52.10	43.41

The Boeing Company

The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft, helicopters and space and missile systems. Its common stock is traded on the New York Stock Exchange under the symbol “BA.”

Historical Information of the Common Stock of The Boeing Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	86.98	72.45
	Second Quarter	87.07	65.72
	Third Quarter	69.26	55.47
	Fourth Quarter	56.62	37.11

2009	First Quarter	46.31	29.36
	Second Quarter	52.83	35.44
	Third Quarter	54.62	39.04
	Fourth Quarter	56.05	47.22

2010	First Quarter	74.11	56.18
	Second Quarter	75.59	60.11
	Third Quarter	69.69	60.76
	Fourth Quarter	71.66	62.50

2011	First Quarter	73.93	66.40
	Second Quarter	79.95	71.25
	Third Quarter	75.99	57.41
	Fourth Quarter (through November 29, 2011)	68.17	58.25

Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock is traded on the New York Stock Exchange under the symbol “CAT.”

Historical Information of the Common Stock of Caterpillar Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	78.29	62.47
	Second Quarter	85.28	73.75
	Third Quarter	74.98	59.60
	Fourth Quarter	56.95	32.78

2009	First Quarter	46.91	22.17
	Second Quarter	40.00	28.99
	Third Quarter	54.34	30.29
	Fourth Quarter	60.40	48.83

2010	First Quarter	64.13	50.78
	Second Quarter	71.65	55.83
	Third Quarter	79.99	59.18
	Fourth Quarter	94.63	77.27

2011	First Quarter	111.53	92.75
	Second Quarter	115.41	95.44
	Third Quarter	111.63	73.84
	Fourth Quarter (through November 29, 2011)	97.07	70.55

Citrix Systems, Inc.

Citrix Systems, Inc. designs, develops, and markets technology solutions that allow applications to be delivered, supported, and shared on-demand. The company develops and markets comprehensive solutions across all dimensions of application, server and desktop virtualization as well as application and network optimization. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CTXS.”

Historical Information of the Common Stock of Citrix Systems, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	38.47	29.33
	Second Quarter	36.19	29.41
	Third Quarter	32.01	23.60
	Fourth Quarter	27.11	19.54

2009	First Quarter	24.36	20.09
	Second Quarter	34.10	23.47
	Third Quarter	39.23	30.26
	Fourth Quarter	42.74	36.76

2010	First Quarter	49.00	41.15
	Second Quarter	49.83	41.92
	Third Quarter	71.06	42.11
	Fourth Quarter	70.88	55.69

2011	First Quarter	73.46	61.95
	Second Quarter	87.62	72.59
	Third Quarter	82.98	50.31
	Fourth Quarter (through November 29, 2011)	75.95	52.95

Electronic Arts Inc.

Electronic Arts Inc. develops, publishes, and distributes branded interactive entertainment software worldwide for video game consoles, personal computers, handheld game players, and cellular handsets. The company also provides online game-related services. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ERTS.”

Historical Information of the Common Stock of Electronic Arts Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	56.76	44.41
	Second Quarter	54.57	43.94
	Third Quarter	49.07	36.00
	Fourth Quarter	34.97	15.12

2009	First Quarter	19.65	14.86
	Second Quarter	23.46	17.76
	Third Quarter	21.98	17.82
	Fourth Quarter	20.91	16.11

2010	First Quarter	18.85	15.94
	Second Quarter	19.97	14.40
	Third Quarter	17.38	14.33
	Fourth Quarter	17.82	14.85

2011	First Quarter	19.84	15.00
	Second Quarter	24.42	19.69
	Third Quarter	25.05	17.62
	Fourth Quarter (through November 29, 2011)	25.20	19.76

Ford Motor Company

Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “F.”

Historical Information of the Common Stock of Ford Motor Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	6.85	5.11
	Second Quarter	8.48	4.81
	Third Quarter	6.03	4.17
	Fourth Quarter	4.55	1.26

2009	First Quarter	2.94	1.58
	Second Quarter	6.41	2.74
	Third Quarter	8.44	5.35
	Fourth Quarter	10.20	6.84

2010	First Quarter	14.10	10.28
	Second Quarter	14.46	9.88
	Third Quarter	13.16	10.16
	Fourth Quarter	17.00	12.26

2011	First Quarter	18.79	14.01
	Second Quarter	15.79	12.77
	Third Quarter	14.12	9.62
	Fourth Quarter (through November 29, 2011)	12.51	9.37

General Electric Company

General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. Its common stock is traded on the New York Stock Exchange under the symbol “GE.”

Historical Information of the Common Stock of General Electric Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	37.49	31.70
	Second Quarter	38.43	26.26
	Third Quarter	29.95	23.10
	Fourth Quarter	24.50	12.84

2009	First Quarter	17.07	6.66
	Second Quarter	14.53	10.17
	Third Quarter	17.01	10.71
	Fourth Quarter	16.84	14.19

2010	First Quarter	18.45	15.45
	Second Quarter	19.50	14.42
	Third Quarter	16.66	13.88
	Fourth Quarter	18.32	15.76

2011	First Quarter	21.52	18.28
	Second Quarter	20.65	17.97
	Third Quarter	19.30	15.01
	Fourth Quarter (through November 29, 2011)	17.37	14.69

International Paper Company

International Paper Company produces and distributes printing paper, packaging, forest products, and chemical products. The company operates specialty businesses in global markets as well as a broadly based distribution network, and exports its products worldwide. Its common stock is traded on the New York Stock Exchange under the symbol “IP.”

Historical Information of the Common Stock of International Paper Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	33.50	26.68
	Second Quarter	29.10	23.30
	Third Quarter	30.59	22.00
	Fourth Quarter	26.06	10.36

2009	First Quarter	12.52	4.09
	Second Quarter	15.81	6.86
	Third Quarter	25.12	13.99
	Fourth Quarter	27.66	21.35

2010	First Quarter	28.14	22.15
	Second Quarter	28.63	21.08
	Third Quarter	25.50	19.88
	Fourth Quarter	27.24	21.52

2011	First Quarter	30.29	25.63
	Second Quarter	32.86	26.57
	Third Quarter	30.95	23.23
	Fourth Quarter (through November 29, 2011)	29.34	22.65

The St. Joe Company

The St. Joe Company is a real estate operating company. The company provides community, commercial, industrial, leisure, and resort development, as well as timber, and commercial real estate services. Its common stock is traded on the New York Stock Exchange under the symbol “JOE.”

Historical Information of the Common Stock of The St. Joe Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	46.01	30.76
	Second Quarter	44.47	34.22
	Third Quarter	42.49	31.91
	Fourth Quarter	39.24	19.77

2009	First Quarter	26.85	14.59
	Second Quarter	27.27	17.14
	Third Quarter	33.90	22.64
	Fourth Quarter	30.85	23.94

2010	First Quarter	33.53	26.00
	Second Quarter	37.13	22.08
	Third Quarter	27.64	22.97
	Fourth Quarter	25.30	17.25

2011	First Quarter	29.50	22.08
	Second Quarter	27.09	18.42
	Third Quarter	20.87	14.84
	Fourth Quarter (through November 29, 2011)	15.52	12.91

Whole Foods Market, Inc.

Whole Foods Market, Inc. owns and operates a chain of natural food supermarkets in the United States. The company's stores provides full range of merchandise, featuring products that are free of artificial flavors, sweeteners, colors, preservatives, and added chemicals. Its common stock is traded on the Nasdaq Global Select Market under the symbol “WFM.”

Historical Information of the Common Stock of Whole Foods Market, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	41.74	30.65
	Second Quarter	34.98	23.69
	Third Quarter	24.02	17.84
	Fourth Quarter	20.23	8.19

2009	First Quarter	18.23	9.29
	Second Quarter	22.70	17.20
	Third Quarter	30.49	17.18
	Fourth Quarter	34.19	25.30

2010	First Quarter	36.94	27.22
	Second Quarter	42.50	36.02
	Third Quarter	40.15	34.19
	Fourth Quarter	51.35	34.57

2011	First Quarter	65.93	48.10
	Second Quarter	66.73	53.98
	Third Quarter	72.10	54.00
	Fourth Quarter (through November 29, 2011)	74.20	62.44

Yahoo! Inc.

Yahoo! Inc. is a global internet media company that offers an online guide to web navigation, aggregated information content, communication services, and commerce. The company's site includes a hierarchical, subject-based directory of web sites, which enables users to locate and access information and services through hypertext links included in the directory. Its common stock is traded on the Nasdaq Global Select Market under the symbol “YHOO.”

Historical Information of the Common Stock of Yahoo! Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	29.98	19.05
	Second Quarter	28.67	20.66
	Third Quarter	24.64	16.88
	Fourth Quarter	16.96	8.95

2009	First Quarter	14.09	11.01
	Second Quarter	16.65	12.75
	Third Quarter	17.81	14.18
	Fourth Quarter	17.67	14.97

2010	First Quarter	17.23	14.80
	Second Quarter	18.97	13.84
	Third Quarter	15.52	13.11
	Fourth Quarter	17.02	14.23

2011	First Quarter	17.77	15.57
	Second Quarter	18.65	14.70
	Third Quarter	15.81	11.09
	Fourth Quarter (through November 29, 2011)	16.71	13.53

Deere & Company

Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment. The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services. Its common stock is traded on the New York Stock Exchange under the symbol “DE.”

Historical Information of the Common Stock of Deere & Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	94.69	76.40
	Second Quarter	93.35	71.38
	Third Quarter	73.47	47.76
	Fourth Quarter	46.30	28.77

2009	First Quarter	45.99	24.83
	Second Quarter	47.05	34.26
	Third Quarter	46.31	35.31
	Fourth Quarter	56.59	41.13

2010	First Quarter	61.96	48.96
	Second Quarter	62.21	54.78
	Third Quarter	73.61	54.50
	Fourth Quarter	84.46	68.57

2011	First Quarter	96.89	83.02
	Second Quarter	99.24	78.53
	Third Quarter	86.44	64.57
	Fourth Quarter (through November 29, 2011)	78.67	61.72

Moody's Corporation

Moody's Corporation is a credit rating, research, and risk analysis firm. The company provides credit ratings and related research, data and analytical tools, quantitative credit risk measures, risk scoring software, and credit portfolio management solutions and securities pricing software and valuation models. Its common stock is traded on the New York Stock Exchange under the symbol “MCO.”

Historical Information of the Common Stock of Moody's Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	42.31	32.06
	Second Quarter	45.77	34.16
	Third Quarter	41.52	30.97
	Fourth Quarter	32.00	15.63

2009	First Quarter	24.98	16.04
	Second Quarter	31.23	21.54
	Third Quarter	29.06	18.77
	Fourth Quarter	27.67	19.61

2010	First Quarter	30.54	26.33
	Second Quarter	29.65	18.75
	Third Quarter	25.99	19.74
	Fourth Quarter	28.78	24.98

2011	First Quarter	34.45	26.64
	Second Quarter	41.75	34.57
	Third Quarter	39.78	26.96
	Fourth Quarter (through November 29, 2011)	36.75	28.94

CBS Corporation

CBS Corporation is a multimedia company that operates broadcasting, television production, and publishing businesses. The company operates television and radio stations, produces and syndicates television programs, publishes books, provides online content as well as provides outdoor advertising. Its Class B common stock is traded on the New York Stock Exchange under the symbol “CBS.”

Historical Information of the Class B Common Stock of CBS Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	26.42	21.57
	Second Quarter	24.82	19.49
	Third Quarter	19.17	14.30
	Fourth Quarter	14.43	4.51

2009	First Quarter	8.92	3.09
	Second Quarter	8.92	3.88
	Third Quarter	12.74	5.78
	Fourth Quarter	14.35	11.49

2010	First Quarter	14.80	12.67
	Second Quarter	16.71	12.93
	Third Quarter	16.17	12.82
	Fourth Quarter	19.59	16.20

2011	First Quarter	26.12	19.20
	Second Quarter	28.49	24.02
	Third Quarter	29.54	20.38
	Fourth Quarter (through November 29, 2011)	26.25	18.95

Schlumberger Limited

Schlumberger Limited is an oil services company. The company, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys. Its common stock is traded on the New York Stock Exchange under the symbol “SLB.”

Historical Information of the Common Stock of Schlumberger Limited

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	102.31	74.86
	Second Quarter	108.42	89.24
	Third Quarter	109.86	73.75
	Fourth Quarter	76.87	37.74

2009	First Quarter	47.60	35.19
	Second Quarter	62.18	41.10
	Third Quarter	62.41	49.20
	Fourth Quarter	70.76	56.83

2010	First Quarter	71.29	60.76
	Second Quarter	73.15	51.75
	Third Quarter	63.26	53.33
	Fourth Quarter	83.63	61.20

2011	First Quarter	95.04	80.53
	Second Quarter	93.70	80.64
	Third Quarter	94.70	59.73
	Fourth Quarter (through November 29, 2011)	76.83	57.72

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AMZN.”

Historical Information of the Common Stock of Amazon.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	96.25	62.43
	Second Quarter	84.51	71.99
	Third Quarter	88.09	63.35
	Fourth Quarter	69.58	35.03

2009	First Quarter	75.58	48.44
	Second Quarter	87.56	73.50
	Third Quarter	93.87	75.63
	Fourth Quarter	142.25	88.67

2010	First Quarter	136.58	115.94
	Second Quarter	150.09	108.61
	Third Quarter	160.73	109.14
	Fourth Quarter	184.76	153.03

2011	First Quarter	191.25	160.97
	Second Quarter	206.07	178.34
	Third Quarter	241.69	177.54
	Fourth Quarter (through November 29, 2011)	246.71	182.40

The Dow Chemical Company

The Dow Chemical Company is a diversified chemical company that provides chemical, plastic, and agricultural products and services to various essential consumer markets. The company serves customers in countries around the world in markets such as food, transportation, health and medicine, personal care, and construction. Its Common Stock is traded on the New York Stock Exchange under the symbol “DOW.”

Historical Information of the Common Stock of The Dow Chemical Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	39.89	34.64
	Second Quarter	42.88	34.83
	Third Quarter	37.56	30.96
	Fourth Quarter	31.73	15.09

2009	First Quarter	16.08	6.33
	Second Quarter	18.73	8.81
	Third Quarter	26.95	14.66
	Fourth Quarter	29.42	23.48

2010	First Quarter	31.15	26.18
	Second Quarter	31.83	23.72
	Third Quarter	28.33	22.97
	Fourth Quarter	34.41	27.47

2011	First Quarter	38.76	34.29
	Second Quarter	41.34	34.43
	Third Quarter	37.17	22.46
	Fourth Quarter (through November 29, 2011)	29.25	21.51

Whirlpool Corporation

Whirlpool Corporation manufactures and markets major home appliances. The company's principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances. The company's products are sold worldwide. Its common stock is traded on the New York Stock Exchange under the symbol “WHR.”

Historical Information of the Common Stock of Whirlpool Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	93.90	69.80
	Second Quarter	91.56	61.73
	Third Quarter	90.49	60.83
	Fourth Quarter	82.44	30.92

2009	First Quarter	48.79	19.39
	Second Quarter	49.83	30.82
	Third Quarter	73.02	41.74
	Fourth Quarter	83.65	66.52

2010	First Quarter	90.08	75.18
	Second Quarter	112.42	87.77
	Third Quarter	95.68	71.62
	Fourth Quarter	90.33	73.00

2011	First Quarter	91.28	79.57
	Second Quarter	88.65	72.98
	Third Quarter	82.78	48.01
	Fourth Quarter (through November 29, 2011)	60.47	460.5

E. I. du Pont de Nemours and Company

E. I. du Pont de Nemours and Company is a global chemical and life sciences company, with businesses that include agriculture and industrial biotechnology, chemistry, biology, materials science and manufacturing. The company operates globally and offers a wide range of products and services for markets including agriculture and food, building and construction, electronics and communications. Its common stock is traded on the New York Stock Exchange under the symbol “DD.”

Historical Information of the Common Stock of E. I. du Pont de Nemours and Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	47.61	42.54
	Second Quarter	52.25	42.69
	Third Quarter	48.04	39.45
	Fourth Quarter	40.47	21.95

2009	First Quarter	27.65	16.14
	Second Quarter	30.05	23.44
	Third Quarter	33.90	24.04
	Fourth Quarter	35.38	30.54

2010	First Quarter	38.77	32.19
	Second Quarter	40.95	34.09
	Third Quarter	45.67	34.05
	Fourth Quarter	50.02	44.42

2011	First Quarter	55.98	48.12
	Second Quarter	56.79	49.34
	Third Quarter	55.84	39.97
	Fourth Quarter (through November 29, 2011)	49.81	38.49

MercadoLibre, Inc.

MercadoLibre, Inc. operates an online trading site for the Latin American markets. The company's website allows businesses and individuals to list items and conduct sales and purchases online in either a fixed-price or auction format. The company offers classified advertisements for motor vehicles, vessels, aircraft, real estate and services, and offers online payment services. Its common stock is traded on the Nasdaq Global Select Market under the symbol “MELI.”

Historical Information of the Common Stock of MercadoLibre, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through November 29, 2011.

		High ($)	Low ($)

2008	First Quarter	70.10	31.72
	Second Quarter	56.05	34.49
	Third Quarter	36.98	20.10
	Fourth Quarter	21.58	8.28

2009	First Quarter	19.61	12.47
	Second Quarter	28.94	18.53
	Third Quarter	38.93	23.22
	Fourth Quarter	54.45	35.60

2010	First Quarter	51.88	36.37
	Second Quarter	60.75	44.79
	Third Quarter	75.14	52.13
	Fourth Quarter	72.48	58.00

2011	First Quarter	81.63	64.97
	Second Quarter	92.20	74.33
	Third Quarter	85.06	53.75
	Fourth Quarter (through November 29, 2011)	87.68	49.53

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in the Notes

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price), a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0553	Alcoa Inc.	19.00%	[ ]%	[ ]%
0554	American Express Company	11.00%	[ ]%	[ ]%
0555	The Boeing Company	9.00%	[ ]%	[ ]%
0556	Caterpillar Inc.	15.00%	[ ]%	[ ]%
0557	Citrix Systems, Inc.	12.00%	[ ]%	[ ]%
0558	Electronic Arts Inc.	13.00%	[ ]%	[ ]%
0559	Ford Motor Company	17.00%	[ ]%	[ ]%
0560	General Electric Company	9.00%	[ ]%	[ ]%
0561	International Paper Company	15.00%	[ ]%	[ ]%
0562	The St. Joe Company	15.00%	[ ]%	[ ]%
0563	Whole Foods Market, Inc.	15.00%	[ ]%	[ ]%
0564	Yahoo! Inc.	16.00%	[ ]%	[ ]%
0565	Deere & Company	11.00%	[ ]%	[ ]%
0566	Moody's Corporation	14.00%	[ ]%	[ ]%
0567	CBS Corporation	16.00%	[ ]%	[ ]%
0568	Schlumberger Limited	15.00%	[ ]%	[ ]%
0569	Amazon.com, Inc.	16.00%	[ ]%	[ ]%
0570	The Dow Chemical Company	15.00%	[ ]%	[ ]%
0571	Whirlpool Corporation	12.00%	[ ]%	[ ]%
0572	E. I. du Pont de Nemours and Company	10.00%	[ ]%	[ ]%
0573	MercadoLibre, Inc.	16.00%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated November 9, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.